Exhibit 23.16

CONSENT OF TZ MINERALS INTERNATIONAL PTY LTD.

We consent to the use of our name, or any quotation from, or summarization of the technical report summary entitled “Technical Report Summary – Initial Assessment: Alto Parana” dated November 2023, that we prepared, included or incorporated by reference in:

(i)

the Annual Report on Form 10-K for the period ended July 31, 2024 (the “Form 10-K”) of Uranium Energy Corp. (the “Company”) being filed with the United States Securities and Exchange Commission, and any amendments or supplements thereto;

(ii)	the Company’s Form S-3 Registration Statements (File Nos. 333-220404, 333-267992 and 333-268417), and any amendments or supplements thereto; and

(iii)

the Company’s Form S-8 Registration Statements (File Nos. 333-147626, 333-162264, 333-172092, 333-192462, 333-201423, 333-213500, 333-227023, 333-233736, 333-249679, 333-262197, 333-273321 and 333-280795); and any amendments or supplements thereto.

We further consent to the filing of the technical report summaries as exhibits to the Form 10-K.

TZ MINERALS INTERNATIONAL PTY LTD.

Per:         /s/ Gavin Diener
Gavin Diener, Chief Executive Officer

Date: September 26, 2024.